STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of the   22nd day of April, 2010, by DHAB, LLC, a Tennessee limited liability company (the “Pledgor” or “Borrower”) in favor of AXIS TECHNOLOGIES GROUP, INC., a Delaware corporation (“AXIS”).

W I T N E S S E T H:

WHEREAS, Borrower is indebted to AXIS for the sum of $6,000,000 as evidenced by that certain Promissory Note of even date herewith (the “Note”); and,

WHEREAS, the Pledgor is the owner of 163,192,720 shares of AXIS common stock (the “Stock”); and

WHEREAS, the Pledgor wishes to pledge the Stock to secure its obligations set forth in the Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with AXIS as follows:

1.             Pledge and Grant of Security Interest.  As collateral security for all of the Obligations (as defined in Section 2 hereof), the Pledgor hereby pledges and assigns to AXIS, and grants to AXIS, subject to the conditions herein contained, a continuing security interest in the following (the "Pledged Collateral"):

(a)           all of the Pledgor's right, title and interest in and to the Stock and all certificate(s) representing the Stock, all options and other rights with respect thereto; and,

(b)           all profits, dividends, distributions, and other compensation, and all proceeds of any and all of the foregoing.

2.             Security for Obligations.  The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all obligations contained in the Note (the "Obligations").

3.             Delivery of the Pledged Collateral; Release of Stock.  (a)  All certificates representing the interest of the Pledgor in the Stock shall be delivered to or retained by AXIS upon the execution and delivery of this Agreement.  All such certificates shall be held by or on behalf of AXIS pursuant hereto and shall be delivered in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to AXIS.

(b)  Prior to an Event of Default as hereinafter described, if the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate representing distribution or transfer in connection  with any increase or reduction of cash funds, reclassification, merger, consolidation, sale of assets, or termination of the Stock or other instrument; (ii) option or right whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise; (iii) distributions payable in cash (other than cash dividends payable prior to an Event of Default) or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total termination or dissolution or in connection with a reduction of cash funds, the Pledgor shall receive such stock, certificate, instrument, option, right, payment or distribution in trust for the benefit of AXIS, shall segregate it from the Pledgor's other property and shall deliver it forthwith to AXIS in the exact form received, with any necessary endorsement and/or appropriate powers duly executed in blank, to be held by AXIS as Pledged Collateral and as further collateral security for the Obligations.

(c)  As the Obligations evidenced by the Note are paid, or deemed satisfied by mutual agreement of the Pledgor and AXIS, AXIS shall release from the lien of this Agreement, and promptly return to the Pledgor at such time as the Pledgor request the equivalent number of shares of the Stock on a prorated basis as are represented by the sums so paid or deemed satisfied.

4.             Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)  The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest or other charge or encumbrance created by the Pledgor except for the security interest created by this Agreement.

(b)  The execution of this Agreement has been duly authorized by the Pledgor.

5.             Covenants as to the Pledged Collateral.  So long as any of the Obligations shall remain outstanding, the Pledgor will, as to any of the Stock not returned to the Pledgor, unless AXIS shall otherwise consent in writing:

(a)  not sell, assign, exchange or otherwise dispose of any of the Pledged Collateral or any interest therein;

(b)  not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral except for the security interest created hereby;

(c)  not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any of the Pledged Collateral;

(d)           not vote any shares of Stock which the Pledgor may at any time own in the Company in favor of any recapitalization plan or proposal which would or might materially affect the value of the stock;

(e)  not take or fail to take any action which would in any manner impair the value or enforceability of AXIS's security interest in the Pledged Collateral.

6.             Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.  (a) Prior to the occurrence of an Event of Default (as defined in Section 8 hereof):

(i)  Until the Note has been paid in full, the Pledgor may not exercise any voting and other consensual rights pertaining to the Pledged Collateral other than as to any of the Stock fully paid for and released from the lien hereof;

(ii)  Until the Stock, or any portion thereof, is paid for and released from this Agreement, the Pledgor may not receive and retain any distributions or dividends paid in respect of the Pledged Collateral.  Any and all (A) dividends paid or payable other than in cash in respect of, and instruments or other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) distributions or other transfers paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total dissolution or termination or in connection with a reduction of capital, capital surplus or cash funds, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of AXIS, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to AXIS in the exact form received with any necessary endorsement and/or appropriate powers duly executed in blank, to be held by AXIS as Pledged Collateral and as security for the Obligations.

(b)  Upon the occurrence of an Event of Default (as defined in Section 8 hereof):

(i)  all rights of the Pledgor, if any, to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and to receive dividends, cash or any other distributions or transfers of any type, which it would otherwise be authorized to receive and retain, pursuant to subsection (a) of this Section 6 shall cease, and all such rights shall thereupon become vested in AXIS which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and retain such dividends, cash or any other distributions or transfers of any type, (and the Pledgor covenants and agrees thereupon, if applicable and requested by AXIS, to deliver to AXIS irrevocable proxies with respect to the Pledged Collateral in confirmation of AXIS's rights hereunder);

(ii)  all dividends, cash or any other distributions or transfers of any type, which are received by the Pledgor contrary to the provisions of this Section 6(b) shall be received in trust for the benefit of AXIS, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to AXIS in the exact form received.

7.             Additional Provisions Concerning the Pledged Collateral.  (a)  The Pledgor hereby agrees to take any action and to execute any instruments which may be necessary or advisable to accomplish the purposes of this Agreement.

(b)  If the Pledgor fails to perform any agreement or obligation contained herein, AXIS itself may perform, or cause performance of, such agreement or obligation.

(c)  AXIS shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which AXIS accords its own property, it being understood that AXIS shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not AXIS has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

8.             Events of Default.  An Event of Default shall be deemed to have occurred hereunder upon the occurrence of a default in the full payment within thirty (30) days after written notice from AXIS that the Obligations are due.

9.             Remedies Upon Default.  Upon the occurrence of an Event of Default AXIS’s sole remedy shall be to retain such portion of the Pledged Collateral which has not been released to the Pledgor in full satisfaction of the outstanding balance of the Obligations.

10.           Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, or delivered, if to the Pledgor, to it at 100 Peabody Place, Suite 1200, Memphis, TN 38103, if to AXIS, to it at 2055 South Folsom Street, Lincoln, NE 68522; or as to either such person at such other address as shall be designated by such person in a written notice to such other person complying as to delivery with the terms of this Section 10.  All such notices and other communications shall be effective (i) if mailed, when received or three business days after mailing, whichever is earlier; or (ii) if delivered, upon delivery.

11.           Miscellaneous.  (a)  No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by AXIS and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No failure on the part of AXIS to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  AXIS's rights and remedies provided herein, and in any other instrument or document now or hereafter evidencing or securing all or any part of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c)  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)  This Agreement shall be binding on the Pledgor and Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of AXIS hereunder, to the benefit of AXIS and its successors, transferees and assigns.  Without limiting the generality of the foregoing, AXIS may not assign or otherwise transfer all or part of its rights to all or any part of the Obligations to any other person or entity.

(e)  Upon payment and satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor.  AXIS will thereupon, at Pledgor's request and expense, (i) return to the Pledgor (or other party lawfully entitled thereto) such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

(f)  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

(g)  The captions or headings of the Sections of this Agreement are inserted merely for convenience of reference and shall not be deemed to limit or modify the terms and provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor and Borrower have executed this Agreement as of the date first above written.

“Pledgor:”

DHAB, LLC

By: /S/ J. Kevin Adams
Name: J. Kevin Adams
Title: CEO

“AXIS”

AXIS Technologies Group, Inc.

By: /S/ Kip Hirschbach
Name: Kip Hirschbach
Title: CEO